UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Lazard Group LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 632-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lazard Group Revolving Credit Facility

On September 25, 2012, Lazard Group LLC (“Lazard Group”) entered into a three-year $150 million senior revolving credit facility with a group of lenders and Citibank, N.A., as administrative agent (the “Credit Facility”). The Credit Facility replaces Lazard Group’s prior revolving credit facility, which was terminated as a condition to effectiveness of the Credit Facility.

The Credit Facility contains terms and conditions substantially similar to Lazard Group’s prior credit facility. Such terms and conditions include limitations on consolidations, mergers, indebtedness and certain payments, as well as financial condition covenants relating to leverage and interest coverage ratios. Lazard Group’s obligations under the Credit Facility may be accelerated upon customary events of default, including non-payment of principal or interest, breaches of covenants, cross-defaults to other material debt, a change in control and specified bankruptcy events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC (Registrant)

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Managing Director and General Counsel

Dated: September 27, 2012